EXHIBIT 10.1


STATE OF SOUTH CAROLINA             )
                                    )
COUNTY OF YORK                      )

SEPARATION AGREEMENT

         This Agreement is made and entered this 25th day of May 2001, by and between J. A. Ferguson, Jr. (hereinafter "Employee") and RHBT Financial Corporation (hereafter "Company"), a South Carolina corporation and holding company for Rock Hill Bank & Trust, a South Carolina state-chartered bank (hereafter "Bank"), on Company's behalf and on behalf of all others released under Paragraph 4 hereof (all of which are hereinafter referred to and included in the term "Released Parties" as that term is further defined in Paragraph 4 hereof):

                              W I T N E S S E T H:

         WHEREAS Employee and Employer entered into an Employment Agreement on January 2, 2001; and

         WHEREAS Employee resigned his employment on May 17, 2001, effective immediately; and

         WHEREAS Employee acknowledges that some obligations imposed upon him under the terms of the parties' Employment Agreement survive termination of the employment relationship; and

         WHEREAS Company has agreed to make payments to or on behalf of Employee and to waive certain provisions of certain stock options previously granted him, and Employee has acknowledged that he is not otherwise entitled to such waiver or to such payments under the terms of the parties' Employment Agreement or stock option agreements; and

         WHEREAS, in return for the waiver and payments, Employee has agreed that he will release all claims he may have, if any, against the Released Parties; and

         WHEREAS Employee has also agreed to maintain in confidence all privileged past communications relating to litigation pending against Company and Bank, and to maintain the confidentiality of any communications he may in the future have with attorneys for Company or Bank which in any way relate to such litigation; and

         WHEREAS the Company and other Released Parties have denied any liability to Employee on the basis of any claims, asserted or unasserted, whether involved in termination of his employment or otherwise; and

         WHEREAS this Agreement is not to be deemed an admission, finding or indication for any purpose whatsoever that the Company or any of the Released Parties have, at any time, including the present, acted contrary to the law or violated the rights of Employee or any other person;

         NOW, THEREFORE, in reliance on the foregoing premises, and in exchange for good and valuable consideration, the sufficiency and receipt of which is hereby acknowledged, the parties hereto agree as follows:

         1. Effective May 18, 2001, Employee has resigned his employment pursuant to section 4(d) of the parties' Employment Agreement of January 2, 2001. Employee and the Company agree that effective on the date of Employee's resignation, the Employment Agreement is terminated, except that Sections 4(j) through (n), 5, 6, 7, 8, 9, and 18 of the Employment Agreement shall survive termination and remain binding on Employee.

         2. Company agrees to pay, and Employee agrees to accept, the property and payments described in subsections a through d below. From any payments made directly to Employee, appropriate amounts for applicable local, state and federal deductions will be made. As to property conveyed to Employee and those payments which are made to others on his behalf, the parties acknowledge that such sums are not being paid net of taxes. The sums paid to or on behalf of employee, as well as the fair market value of the vehicle, will be reported to Employee on IRS Form W-2 in the year in which they are paid or conveyed. Company will:


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a.                             Pay Employee's salary from June 1, 2001
                               through November 30, 2001 in the gross amount of Ten Thousand Four Hundred Sixteen and 66/100 ($10,416.66) Dollars per month, payable to Employee in accordance with the Company's regular payroll dates established for 2001; and

b. Pay, on Employee's behalf, monthly dues, in the amount of $195 per month, payable to the Rock Hill Country Club on the 10th day of each month through December 31, 2001, or until such time as Employee resigns his membership, whichever occurs first; and

c. Pay, on Employee's behalf, COBRA premiums for continuation health insurance coverage, payable on or before the due date to the appropriate entity until May 31, 2002, or such time as Employee is no longer eligible for COBRA coverage, whichever occurs first; and

d. Immediately convey to Employee the title to the company vehicle previously assigned to him.

         3. The Company has previously granted to Employee stock options for an aggregate of 60,114 shares of common stock, of which 25,899 shares have vested prior to the date hereof. These options were granted pursuant to four separate stock option agreements, as described on the attached Schedule A. The Company further agrees that, notwithstanding a provision to the contrary in the stock option agreements, the options for these 25,899 shares shall remain exercisable after the termination of Employee's employment and shall remain exercisable through the expiration date set forth in the respective stock option agreement and subject to the other terms specified in such agreement. Employee acknowledges that the unvested stock options for the remaining 34,215 shares are forfeited. Employee also acknowledges that, because of this change to the terms of his stock option agreements, his options will not qualify as Incentive Stock Options under the Internal Revenue Code.

         4. In exchange for the foregoing payments and agreement to waive the aforesaid provision of the stock option agreements, Employee, for himself, his attorneys, his spouse or former spouse, children, his heirs, executors, administrators and assigns, does hereby fully, finally and forever release the Company and Rock Hill Bank & Trust, as well as their employee benefit plans, plan administrators, predecessors, successors, assigns, present or former affiliates, joint venturers, divisions, agents, directors, board members, employees, officers, owners and shareholders and their heirs, executors, administrators and assigns (all of whom are herein collectively referred to as "Released Parties"), from any and all claims, demands, actions, causes of actions, suits, damages, losses, expenses and attorney's fees of any kind and every nature whatsoever, known or unknown, which he has or may have against any of the Released Parties arising from or pertaining to any transaction, dealing, employment relationship, employment agreement, conduct, act or omission, or any other matter or event existing or occurring at any time prior to the date hereof, including but not limited to matters arising from his employment with Company or the cessation thereof. Further, and without in any way limiting the foregoing, the claims waived and released by Employee include any possible or alleged deprivation of rights under any employment discrimination statute or based on any term or condition of his former employment, employment benefits or promises, compensatory or punitive damages, as well as costs and attorneys' fees of any and all counsel whom he has retained or whom he may in the future retain in regard to those matters.

         5. Employee agrees also to maintain in absolute confidence all past and future privileged communications with or in the presence of attorneys for Company or Bank, whether relating to litigation pending against Company or Bank, or otherwise.

         6. Employee represents and warrants that he has surrendered to the Company all documents, including originals and all copies of any lists, books, compilations, records and computer records, connected with the Company's business, customers or suppliers, whether prepared by Employee or others, and all other property belonging to the Company.

         7. Employee represents and warrants that no other person or entity is entitled to assert any claim of any kind or character arising out of, or as a consequence of, his employment with Company, termination of his employment with Company or any benefits relating to this employment or its cessation.

         8. Employee acknowledges that the relationship created by this Agreement is purely contractual and that no employer-employee relationship is intended or may be inferred from the performance of the Company's obligations under this Agreement.

         9. Employee understands and affirms that this Agreement does not constitute an admission by the Company or any Released Party of a violation of any statute, ordinance, constitutional provision, or common law right, and that this Agreement shall not be deemed an admission, finding, or indication for any purpose whatsoever that Company or any Released Party has at any time, including the present, acted contrary to the law or violated the rights of Employee or any other person.


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         10. All notices will be delivered by hand or by mail to Employee and
Company as follows

                  As to Employee:           J. A. Ferguson, Jr.
                                            2175 Eakle Drive
                                            Rock Hill, SC 29732

                  As to Company:            RHBT Financial Corporation
                                            Attn: Chief Executive Officer
                                            P. O. Box 12037
                                            Rock Hill, SC 29731

         11. This Agreement shall be construed in accordance with the laws of the State of South Carolina. In addition, the parties agree that the state or federal courts of the State of South Carolina shall have sole jurisdiction to adjudicate any dispute that may arise under this Agreement.

         12. Employee affirms that the only consideration for his execution of this Agreement are the terms stated herein, that this Agreement cannot be orally changed or terminated, that there are no other promises or agreements of any kind which have caused him to execute this instrument, and that he fully understands the meaning and intent of it, including but not limited to its final and binding effect.


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         EMPLOYEE ACKNOWLEDGES THAT HE HAS CAREFULLY READ THIS AGREEMENT AND,
HAVING BEEN GIVEN ADEQUATE OPPORTUNITY TO SEEK THE ADVICE OF AN ATTORNEY OF HIS CHOOSING, KNOWS AND UNDERSTANDS ITS CONTENTS AND EXECUTES IT AS HIS FREE ACT AND DEED.

         IN WITNESS WHEREOF the undersigned have set their hands and seals the date first written above.

  WITNESSES:

  /s/ Patricia M. Stone                    /s/ J.A. Ferguson, Jr.
--------------------------                 ----------------------------------
                                               J.A. Ferguson, Jr.
  Senior Vice President

                                           RHBT Financial Corporation



  /s/ Herman E. Honeycutt                 By:      /s/ Elvin F. Walker
--------------------------                   --------------------------------
                                             Its Chairman

  /s/ Jerry S. Padgett
--------------------------


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